Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the inclusion in this Registration Statement on Form S-1 and related Prospectus, of our report dated March 31, 2022, with respect to the consolidated financial statements of Inhibikase Therapeutics, Inc. as of December 31, 2021 and 2020, and for the years then ended.

We also consent to the reference to our firm under the caption “Experts”.

/s/ CohnReznick LLP

Holmdel, New Jersey

February 1, 2023